INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Short-Term Global Income Fund, Inc.:


We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 33-34476 of our report dated
February 19, 1999 appearing in the annual report to shareholders of Merrill Lynch Short-Term Global Income Fund, Inc. for the year ended December 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Princeton, New Jersey
April 27, 1999